SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	333-86453	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

-

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Daniel J. Lucke as Chief Financial Officer

On June 21, 2016, Daniel J. Lucke, age 46, was appointed by the Board of Directors as Chief Financial Officer (“CFO”) of United Bancshares, Inc. (the “Company”) and Vice President and CFO of its wholly-owned subsidiary, The Union Bank Company (the “Bank”).  Mr. Lucke is a Certified Public Accountant and has his Masters of Business Administration.  He brings more than 24 years of experience to the Company, including extensive managerial, accounting and financial reporting experiences.

Mr. Lucke has served as interim CFO of the Company since April 2016 and Controller of the Bank since June 2015.  Prior to joining the Bank, Mr. Lucke was a Controller for a large wholesale distribution company, a role which he held since 2011, and has held other leadership positions in financial reporting, including in the manufacturing sector.

As Chief Financial Officer of the Company and the Bank, Mr. Lucke will be eligible to participate in the Company’s standard employee benefits.

On June 22, 2016, the Company issues a press release announcing Mr. Lucke’s appointment, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Release dated June 22, 2016

-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: June 22, 2016	By: /s/Brian D. Young
Brian D. Young President & CEO, United Bancshares, Inc.